EXHIBIT 99.1

SourceForge Reports Preliminary First Quarter Fiscal 2009 Revenue and Announces Stock Repurchase Program

MOUNTAIN VIEW, Calif., Nov. 3, 2008 (GLOBE NEWSWIRE) -- SourceForge, Inc. (Nasdaq:LNUX), the leader in IT community-driven media and e-commerce, today announced preliminary revenue for its first quarter of fiscal 2009, which ended on October 31, 2008:

 * First quarter fiscal 2009 revenue will be in the range of approximately $11.8 million to $12.1 million.
 * Online Media revenue is expected to be between $5.2 million and
   $5.4 million.
 * E-commerce revenue is expected to be between $6.6 million and
   $6.7 million.
 * The Company is in line with the directional sequential guidance for its first fiscal quarter ended October 31, 2008 provided on the
   Company's last earnings call on August 29, 2008 for both business lines despite experiencing modest effects of macro-economic issues impacting the Online Media and E-Commerce sectors.

The Company also announced today that its Board of Directors has authorized a stock repurchase program, which allows the Company to repurchase up to $10 million of its outstanding common stock over the next 12 months. Share repurchases under this program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions or otherwise, or any combination of such methods. The timing and actual number of shares repurchased will depend on a variety of factors including the common share price, corporate and regulatory requirements and other market and economic conditions. The share repurchase program may be suspended or discontinued at any time. The Company expects to fund the share repurchase program using its existing cash and investment balances.

The Board of Directors remains on track to complete the search for its Chief Executive Officer by the end of the calendar year.

The Company will report its first quarter fiscal 2009 results for the period ended October 31, 2008 on Tuesday November 25, 2008, after the close of market. A conference call will be held on that day at 2:00 p.m. PT or 5:00 p.m. ET.

About SourceForge, Inc.

SourceForge's media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content, online marketplaces and e-commerce, SourceForge is the global technology community's nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge's network of web sites serves 33 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Linux.com and freshmeat.net. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, July 2008.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

The SourceForge, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3878

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding expected first quarter fiscal year 2009 revenue for SourceForge and its Online Media and E-commerce businesses, our expectations with respect to the source of funding for our share repurchase program and the timing of our ongoing CEO search. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including confirmation of SourceForge's actual results for its first fiscal quarter of 2009, any adjustments that may arise out of the internal and external completion and review of our financial results for the first quarter of fiscal 2009, unforeseen expenses that might diminish SourceForge's existing cash and investment balances and cause disruption in or suspension of the stock repurchase program, and potential delays in completing our Chief Executive Officer search. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2008, for further information regarding these and other risks of SourceForge's business. All forward-looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

CONTACT: SourceForge, Inc.
         Patty Morris, Chief Financial Officer
         (650) 694-2164
         pmorris@corp.sourceforge.com